SUBSIDIARIES OF WESTERN BEEF, INC.


Western Beef  -     Metropolitan Avenue, Inc.

Western Beef  -     Morris Avenue, Inc.

Western Beef  -     Forest Avenue, Inc.

Western Beef  -     14th Street, Inc.

W.B. Produce  -     Metropolitan Avenue, Inc.

Western Beef  -     Merrick Blvd., Inc.

Western Beef  -     Fort Greene Place, Inc.

Western Beef  -     Canarsie, Inc.

W.B. Produce  -     Canarsie, Inc.

Western Beef  -     173rd Street, Inc.

Western Beef  -     Rosedale Avenue, Inc.

Western Beef  -     Steinway Street, Inc.

Western Beef  -     Empire Blvd. Inc.

Western Beef  -     Mineola, Inc.

Western Beef  -     West End Avenue, Inc. (Formerly known as Western Beef-
                      Atlantic Avenue, Inc.)

Western Beef  -     Roosevelt, Inc.

Western Beef  -     Rockaway Blvd., Inc.

Western Beef  -     Myrtle Avenue, Inc.

Western Beef  -     W.B. International

FoodNation, Inc. (Formerly known as Quarex Operating Company, Inc.)

                        SUBSIDIARIES OF FOODNATION, INC.

Western Beef  -     College Point Blvd., Inc. (Formerly known as Ranbar Packing,
                      Inc.)

Western Beef  -     East Orange, N.J., Inc.

Western Beef  -     East New York, Inc.

Western Beef  -     Park Avenue, Inc.

Western Beef  -     Elmont, Inc. (Formerly known as Quarex-Elmont, Inc.)

Western Beef Supermarket, Inc.


NOTE:

     All corporations listed above were incorporated in New York except for Western Beef-East Orange, N.J., Inc. which was incorporated in New Jersey and W.B. International which was incorporated in Nevada.
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                                  SUBSIDIARIES


1.   General

      Western Beef, Inc. conducts it retail and wholesale food business directly and through 19 consolidated wholly-owned subsidiaries and six consolidated subsidiaries wholly-owned by FoodNation, Inc. (Formerly know as Quarex Company, Inc.) a 100% subsidiary of the registrant.

2.   Other Subsidiaries

Awesome Transportation, Inc.

East Central Meats, Inc.

Quarex New England, Inc.

Western Beef Advertising, Inc.

Western Beef Administration, Inc. (Formerly Known as Western Beef, Inc. (New
  York Corporation)

W.B. Packing, Inc.

Sabrina Food Sales, Inc.

Food Warehouse, Inc.


NOTE:

     All Corporations listed above were incorporated in New York except for Quarex-New England, Inc. which was incorporated in Massachusetts.